Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Allied Asset Advisors Funds, does hereby certify, to such officer's knowledge, that the report on Form N-CSR of the Allied Asset
Advisors Funds for the year ended May 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, that the and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Allied Asset Advisors Funds for the stated period.


/S/ Bassam Osman                      /S/ Mohammad Basheeruddin
----------------                          -------------------------
Bassam Osman                              Mohammad Basheeruddin
President, Allied Asset Advisors Funds    Treasurer, Allied Asset Advisors Funds

Dated    07/30/03                         Dated 07/30/03
         --------                               --------


A signed original of this written statement required by Section 906 has been provided to Allied Asset Advisors Funds and will be retained by Allied Asset Advisors Funds and furnished to the SEC or its staff upon request. This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Allied Asset Advisors Funds for purposes of the Securities Exchange Act of 1934.